Exhibit 5.1

September 3, 2021

The Singing Machine Company, Inc.

6301 NW 5th Way

Suite 2900

Fort Lauderdale, FL 33309

Re:	SEC Form S-1

Ladies and Gentlemen:

We have acted as counsel for The Singing Machine Company, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-1 (the “Registration Statement”) by the Company which registers the resale by the holders thereof of 68,571,429 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), comprised of (i) 16,500,001 shares of Common Stock (the “SPA Shares”) issued pursuant to the Securities Purchase Agreement, dated August 5, 2021 (the “SPA”), (ii) 50,166,667 shares of Common Stock (the “SPA Warrant Shares”) issuable upon the exercise of warrants (the “SPA Warrants”) that were issued pursuant to the SPA, (iii) 1,333,333 shares of Common Stock (the “Advisor Warrant Shares” and together with the SPA Warrant Shares the “Warrant Shares”) issuable upon the exercise of warrants (the “Advisor Warrants” and together with the SPA Warrants the “Warrants”) that were issued to Alliance Global Partners and certain of its employees/partners as part of its compensation for serving as the Company’s placement agent in connection with the offerings under the SPA, and (iv) 571,428 shares of Common Stock (the “Deka Shares” and together with the SPA Shares the “Shares”) issued to Deka Consulting as part of its compensation for serving as an advisor to the Company. The Warrant Shares, the SPA Shares, and the Deka Shares are referred to herein collectively as the “Securities.”

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Certificate of Incorporation, as amended, and Bylaws, as amended, of the Company, as of the date hereof (“Company Charter Documents”); (ii) the Registration Statement and all exhibits thereto; (iii) the Warrants; (iv) a specimen of the Company’s Common Stock certificate; and (v) such other corporate records of the Company as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed.

As to questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied to the extent we deemed reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

Dickinson Wright PLLC

The Singing Machine Company, Inc.

September 3, 2021

In making the foregoing examinations, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto, and (v) that all factual information on which we have relied was accurate and complete.

We have also assumed that (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (iii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (iv) a prospectus properly describing the Securities offered thereby will have been delivered to the purchaser(s) of the Securities as required in accordance with applicable law; (v) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the prospectus and any prospectus supplement; (vi) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will be an enforceable obligation of the parties thereto; (vii) upon effectiveness of the Registration Statement, there will be sufficient shares of Common Stock authorized under the Company Charter Documents and not otherwise reserved for issuance; and (viii) there will not have occurred any change in law or in the Company Charter Documents of the Company adversely affecting the Securities or the rights of the holders thereof.

Based upon the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that (i) the Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable; and (ii) the Shares were validly issued, fully paid and non-assessable.

The opinions expressed herein are limited exclusively to the General Corporation Law of the State of Delaware (the “DGCL”) and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL and such provisions of the Delaware Constitution and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of such Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, Dickinson Wright PLLC